EXHIBIT 10.25

EXECUTION COPY

SECOND AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of February 27, 2009 (this “Agreement”), is by and among MUNIMAE TE BOND SUBSIDIARY, LLC, a Maryland limited liability company (together with its successors and assigns, the “Pledgor”), MERRILL LYNCH CAPITAL SERVICES, INC., a Delaware corporation (together with its successors and assigns, the “Pledgee”), MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (together with its successors and assigns, the “Guarantor”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (together with its successors and assignees, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Merrill Lynch Capital Services, Inc., as Credit Enhancer (the “Series Q Credit Enhancer”), has delivered, and will deliver, to the Custodian its Credit Enhancements (each, a “Merrill Lynch Credit Enhancement”) with respect to the Bonds acquired from the Pledgor (the “Merrill Lynch Enhanced Bonds”) and deposited pursuant to the Third Amended and Restated Custody Agreement, dated as of June 29, 2004 (the “Series Q Custody Agreement”), between Merrill Lynch Portfolio Management Inc., as Depositor, and U.S. Bank Trust National Association, as Custodian (the “Custodian”), relating to the Custodial Receipts, Series Q;

WHEREAS, each Merrill Lynch Credit Enhancement and the Series Q Custody Agreement provide that the Series Q Credit Enhancer has the right to cause the mandatory tender of a subseries of Custodial Receipts, Series Q issued thereunder in respect of Merrill Lynch Enhanced Bonds (the “Applicable Series Q Custodial Receipts”) if the Value Ratio for such Merrill Lynch Enhanced Bonds has fallen below the Minimum Value Ratio;

WHEREAS, MuniMae TE Bond Subsidiary, LLC desires to provide additional security for the Series Q Credit Enhancer in respect of its obligations under certain of the Merrill Lynch Credit Enhancements and to induce the Series Q Credit Enhancer to forbear from exercising its right to cause a mandatory tender of Applicable Series Q Custodial Receipts by delivering the Additional Bonds and other Pledged Securities to the Collateral Agent pursuant to this Agreement and pledging such Additional Bonds and other Pledged Securities to the Pledgee;

WHEREAS, Federal Home Loan Mortgage Corporation, as Credit Enhancer (the “Series FM Credit Enhancer”), has delivered and may deliver to the Custodian its Credit Enhancement (the “Freddie Mac Credit Enhancement”) with respect to certain bonds (the “Freddie Mac Enhanced Bonds”) deposited pursuant to the Custody Agreement, dated as of June 5, 2008 (the “Series FM Custody Agreement”), among Merrill Lynch Portfolio Management Inc., as Depositor, U.S. Bank Trust National Association, as Custodian, MuniMae TE Bond Subsidiary, LLC, MuniMae TEI Holdings, LLC, Merrill Lynch Capital Services, Inc. and Federal Home Loan Mortgage Corporation, relating to the Custodial Receipts, Series FM;

WHEREAS, Merrill Lynch Capital Services, Inc. and Federal Home Loan Mortgage Corporation have entered into the Reimbursement Agreement, dated as of June 5, 2008 (the “Reimbursement Agreement”), pursuant to which Merrill Lynch Capital Services, Inc. is obligated to reimburse the Series FM Credit Enhancer for certain payments made by the Series FM Credit Enhancer under the Freddie Mac Credit Enhancement;

WHEREAS, the Series FM Custody Agreement provides that Merrill Lynch Capital Services, Inc. has the right to cause the mandatory tender of a subseries of Custodial Receipts, Series FM issued thereunder in respect of Freddie Mac’s Enhanced Bonds (constituting the TEBS-1 Enhanced Custodial Receipts, the TEBS-2 Enhanced Custodial Receipts and the TEI Enhanced Custodial Receipts (each as defined in the Reimbursement Agreement) and, herein, the “Applicable Series FM Custodial Receipts”) if the Value Ratio for the Freddie Mac Enhanced Bonds has fallen below the Minimum Value Ratio;

WHEREAS, MuniMae TE Bond Subsidiary, LLC desires to induce Merrill Lynch Capital Services, Inc. to enter into the Reimbursement Agreement, to induce Federal Home Loan Mortgage Corporation to execute and deliver the Freddie Mac Credit Enhancement, to provide additional security for Merrill Lynch Capital Services, Inc. in respect of its obligations under the Reimbursement Agreement and to induce Merrill Lynch Capital Services, Inc. to forbear from exercising its right to cause a mandatory tender of Applicable Series FM Custodial Receipts by delivering the Additional Bonds and other Pledged Securities to the Collateral Agent pursuant to this Agreement and pledging such Additional Bonds and other Pledged Securities to the Pledgee;

WHEREAS, certain Series Trust Agreements, each dated the related Date of Original Issue (each, a “Series Trust Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Trustor, Merrill Lynch Portfolio Management Inc. and the Trustee and Tender Agent that is a party to each such Series Trust Agreement (the “Trustee” and the “Tender Agent”), incorporating by reference therein the Standard Terms and Provisions of Series Trust Agreement (the “Standard Terms” and, together with each such Series Trust Agreement, including all exhibits, appendices, supplements and amendments thereto, a “Trust Agreement”), provide for the delivery to the Trustee of the Bonds identified in each such Series Trust Agreement, which Bonds are not deposited under the Series Q Custody Agreement or the Series FM Custody Agreement and are not secured by a Merrill Lynch Credit Enhancement or the Freddie Mac Credit Enhancement (the “Unenhanced Bonds”), and the creation, execution and delivery of the Receipts identified in each such Series Trust Agreement evidencing undivided interests in such Unenhanced Bonds, which Receipts include RITES held by the Pledgor;

WHEREAS, Merrill Lynch Capital Services, Inc., as Liquidity Provider, has entered, and will enter, into Standby Purchase Agreements, each dated the related Date of Original Issue (each, a “Merrill Lynch Liquidity Facility”), with the Trustee and Tender Agent, in order to provide a source of liquidity with which to pay the Purchased Price of tendered P-FLOATs issued under the Trust Agreements for Unenhanced Bonds (the “Applicable Unenhanced P-FLOATs”) upon an optional or mandatory tender of such Applicable Unenhanced P-FLOATs pursuant to and in accordance with the related Trust Agreement;

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WHEREAS, pursuant to the Ratio Tender Event Clauses, a Mandatory P-FLOATs Tender Event will occur with respect to all or a portion of a Series of Applicable Unenhanced P-FLOATs when the P-FLOATs Ratio is below the Minimum P-FLOATs Ratio for designated time periods and Merrill Lynch Capital Services, Inc., as Liquidity Provider, exercises its right to elect to require a Mandatory P-FLOATs Tender Event;

WHEREAS, MuniMae TE Bond Subsidiary, LLC desires to create a method to avoid the occurrence of a Mandatory P-FLOATs Tender Event pursuant to the Ratio Tender Event Clauses and to cause Merrill Lynch Capital Services, Inc, as Liquidity Provider, to forbear exercising its right to elect to require such a Mandatory P-FLOATs Tender Event, by delivering the Additional Bonds and other Pledged Securities to the Collateral Agent pursuant to this Agreement and pledging such Additional Bonds and other Pledged Securities to the Pledgee;

WHEREAS, certain Series Trust Agreements provide for the delivery to the Trustee of Custodial Receipts, Series FM identified in each such Series Trust Agreement and the creation, execution and delivery of the Receipts identified in each such Series Trust Agreement evidencing undivided interests in such Custodial Receipts, Series FM, which Receipts include RITES held by the Pledgor;

WHEREAS, Federal Home Loan Mortgage Corporation, as Liquidity Provider, will enter into a Liquidity Facility, dated as of June 5, 2008 (the “Freddie Mac Liquidity Facility”), with the several Trusts identified therein and the Trustee and Tender Agent, in order to provide a source of liquidity with which to pay the Purchase Price of tendered P-FLOATs issued under the Trust Agreements for Custodial Receipts, Series FM (the “Applicable Enhanced P-FLOATs”) upon an optional or mandatory tender of such Applicable Enhanced P-FLOATs pursuant to and in accordance with the related Trust Agreement;

WHEREAS, pursuant to the Reimbursement Agreement, Merrill Lynch Capital Services, Inc., is obligated to reimburse Federal Home Loan Mortgage Corporation, as Liquidity Provider, for certain payments made by Federal Home Loan Mortgage Corporation, as Liquidity Provider, under the Freddie Mac Liquidity Facility;

WHEREAS, MuniMae TE Bond Subsidiary, LLC desires to induce Merrill Lynch Capital Services, Inc. to enter into the Reimbursement Agreement, to induce Federal Home Loan Mortgage Corporation to enter into the Freddie Mac Liquidity Facility and to provide additional security for Merrill Lynch Capital Services, Inc. in respect of its obligations under the Reimbursement Agreement by delivering the Additional Bonds and other Pledged Securities to the Collateral Agent pursuant to this Agreement and pledging such Additional Bonds and other Pledged Securities to the Pledgee; and

WHEREAS, Municipal Mortgage & Equity, LLC is willing to guarantee certain of the obligations of the Pledgor;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby specifically acknowledged, the Pledgor, the Pledgee, the Guarantor and the Collateral Agent hereby agree as follows:

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1.     Definitions.

(a)     Capitalized terms used and not defined herein shall have the respective meanings ascribed in the Series Q Custody Agreement, the Series FM Custody Agreement or the Trust Agreements, as applicable.

(b)     Unless the context otherwise requires, the defined terms used herein shall have the meanings indicated below:

“Act of Bankruptcy” shall mean, with respect to any Person, (i) a petition for involuntary bankruptcy shall have been filed against such Person, which either shall result in an order granting the bankruptcy relief requested in such petition (including but not limited to an order for relief under Chapter 7, 9 or 11 of the United States Bankruptcy Code, Title 11 of the United States Code, as amended) or shall remain undismissed and unstayed for a period of 60 days; (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against such Person, which shall remain undismissed and unstayed for a period of 60 days; (iii) the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of a substantial part of its property for purposes of distributing such Person’s assets or winding up such Person’s affairs, which shall remain unstayed for a period of 60 days; or (iv) such Person shall have: (a) commenced a voluntary action under applicable bankruptcy laws, (b) filed a petition seeking to take advantage of any other laws, domestic or foreign, to effect such Person’s bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (c) consented to or failed to contest for 60 days a petition filed against it in an involuntary case under such bankruptcy laws or other laws, (d) taken any formal action which results in a written statement of action duly approved by an authorized committee or governing body, as appropriate, that admits without condition such Person’s inability to make payments on its debts as they become due, (e) generally not been paying principal of or interest on its material obligations as they become due (except as a result of a dispute regarding such obligations), or (f) made a general assignment for the benefit of creditors.

“Additional Bonds” shall mean (i) the municipal bonds previously delivered to the Collateral Agent pursuant to the Predecessor Pledge and Security Agreement identified on Schedule 1 hereto; (ii) any other tax-exempt municipal bonds delivered to the Collateral Agent pursuant to Section 4 hereof that have been approved by the Pledgee, which approval shall be in the sole discretion of the Pledgee; and (iii) any interests in any of the foregoing (including Custodial Receipts, Series UR issued under the Series FM Custody Agreement) delivered to the Collateral Agent pursuant to Section 4 hereof that have been approved by the Pledgee, which approval shall be in the sole discretion of the Pledgee.

“Applicable Custodial Receipts” means, collectively, the Applicable Series Q Custodial Receipts and the Applicable Series FM Custodial Receipts.

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“Applicable Freddie Mac Enhanced Bonds” means, collectively, the bonds held under the Series FM Custody Agreement that relate to the TEBS-1 Enhanced Custodial Receipts and the TEBS-2 Enhanced Custodial Receipts (as defined in the Series FM Custody Agreement).

“Applicable P-FLOATs” means, collectively, the Applicable Unenhanced P-FLOATs and the Applicable Enhanced P-FLOATs.

“Boot Bonds” means those Additional Bonds identified on Schedule 2 hereto and any additional Boot Bonds delivered and pledged hereunder.

“Collateral” means (i) the Pledged Securities; and (ii) all additions and accessions to, and all substitutions or replacements for, and all payments, Proceeds, products, distributions (whether in money, securities or other property) and collections from or with respect to any or all of the foregoing.

“Credit Enhancement Payment” means any payment made by the Pledgee pursuant to the terms of a Merrill Lynch Credit Enhancement or any payment made by Federal Home Loan Mortgage Corporation pursuant to the terms of the Freddie Mac Credit Enhancement.

“Enhanced Bonds” means, collectively, the Merrill Lynch Enhanced Bonds and the Freddie Mac Enhanced Bonds.

“Event of Default” means (i) the occurrence of any event giving rise to a Mandatory Tender Date, (ii) any failure by the Pledgor to pay its Shortfall Obligation or its Fee Obligation hereunder, (iii) any transfer by Municipal Mortgage & Equity, LLC of any portion of its indirect ownership interest in the Pledgor without the prior written consent of the Pledgee, (iv) the occurrence of an Act of Bankruptcy with respect to Pledgor, (v) any breach by Pledgor of any of the representations, covenants and agreements made by the Pledgor in this Agreement or any other agreement between the Pledgor and Merrill Lynch Capital Services, Inc., to the extent that such breach relates to the Applicable Freddie Mac Enhanced Bonds, including the payment of any Obligations hereunder, (vi) any attempt by any Pledgor to sell, pledge or otherwise transfer any of the Pledged Securities or any interest therein in contravention of this Agreement, or (vii) any attempt to cause any of the Pledged Securities to become subject to any Lien (other than the Lien granted to the Pledgee under this Agreement and any Lien created under the Series FM Custody Agreement).

“Guaranteed Obligations” means all Obligations other than the Shortfall Obligation, the Fee Obligation and the Put Obligation.

“Lien” means any lien, charge, encumbrance, transfer restriction or other preferential arrangement of any kind or description.

“Market Deficiency” means the dollar amount that, when added to the market value of any Unenhanced Bonds (determined on the basis of Quotation of Bond Price) and divided by the related P-FLOATs Stated Amount, results in a fractional number equal to the related Minimum P-FLOATs Ratio.

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“Minimum Value Ratio” means (i) with respect to the Merrill Lynch Enhanced Bonds, 140% or, with respect to the Custodial Receipt of a particular Series, such other Minimum Value Ratio specified in the related Notice of Deposit delivered pursuant to Section 2.01 of the Series Q Custody Agreement, and (ii) with respect to the Freddie Mac Enhanced Bonds, 140%.

“Obligations” means (i) the Shortfall Obligation, (ii) the Fee Obligation, (iii) the Put Obligation, and (iv) the obligation of the Pledgor to make all other payments agreed to be made by the Pledgor under this Agreement.

“Pledged Securities” means, collectively, (i) the Additional Bonds delivered by the Pledgor to the Collateral Agent under the Predecessor Pledge and Security Agreement; (ii) the Additional Bonds delivered by the Pledgor to the Collateral Agent hereunder from time to time thereafter in accordance with the terms hereof; (iii) any cash or Eligible Investments delivered by the Pledgor to the Collateral Agent hereunder from time to time in such form as shall have been approved by the Pledgee, which approval shall be in the sole discretion of the Pledgee; (iv) any letter of credit drawn in favor of the Pledgee payable upon the occurrence of a Credit Enhancer Shortfall or Liquidity Provider Shortfall delivered to the Collateral Agent hereunder from time to time which has been approved by the Pledgee, which approval shall be in the sole discretion of the Pledgee; and (v) any taxable loan made by the Guarantor to an obligor on Bonds or Additional Bonds, including all security documents with respect thereto, delivered to the Collateral Agent hereunder from time to time which has been approved by the Pledgee, which approval shall be in the sole discretion of the Pledgee. With respect to the Boot Bonds, the Pledged Securities shall also include the related Custodial Receipts, Series UR issued under the Series FM Custody Agreement, provided that no additional value shall be given therefor for purposes of determining if sufficient Collateral is posted hereunder.

“Predecessor Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of August 30, 2001, among MuniMae TE Bond Subsidiary, LLC, as Pledgor, Merrill Lynch Capital Services, Inc., as Pledgee, Municipal Mortgage & Equity, LLC, as Guarantor, and State Street Bank and Trust Company, National Association, as Collateral Agent.

“Proceeds” has the meaning ascribed to it under the Uniform Commercial Code as in effect in the State of New York from time to time, and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever, including in-kind distributions of other securities) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Person (whether or not acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Ratio Tender Event Clause” means Section 5.2(a)(ix) of the Standard Terms forming part of each Trust Agreement (or the Section containing substantially the same provisions in Standard Terms for Series Trust Agreements subsequent to June 5, 2008).

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“Value Deficiency” means, with respect to any Enhanced Bonds as of any date of calculation, the positive difference, if any, derived by subtracting (i) the principal amount of such Enhanced Bonds on such date multiplied by the Value Ratio therefor on such date from (ii) the principal amount of such Enhanced Bonds on such date multiplied by the Minimum Value Ratio therefor on such date.

“Value Ratio” means, as of any date of calculation, the percentage derived by dividing (i) the market value of the Enhanced Bonds on such date (as determined, subject to the provisions of Section 4(f) and (g) hereof, by the Pledgee in its sole discretion) by (ii) the principal amount of such Enhanced Bonds on such date multiplied by, in the case of the Merrill Lynch Enhanced Bonds, the Credit Enhancement Principal Coverage Factor on such date.

2.     Shortfall Obligation and Other Obligations.

(a)     If either (i) the Pledgee makes any Credit Enhancement Payment and thereafter receives proceeds from the liquidation of Merrill Lynch Enhanced Bonds pursuant to the terms of the Series Q Custody Agreement in an amount less than the amount of such Credit Enhancement Payment, or (ii) to the extent that such amounts relate to the Applicable Freddie Mac Enhanced Bonds, either (A) Merrill Lynch Capital Services, Inc. has paid or owes any money under the Reimbursement Agreement in connection with the Freddie Mac Credit Enhancement for which its has not been reimbursed by the Pledgor or one of its affiliates, or (B) after the First Loss (as defined in the Reimbursement Agreement) has been reduced to zero, Federal Home Loan Mortgage Corporation makes any Credit Enhancement Payment and thereafter receives proceeds from the liquidation of Freddie Mac Enhanced Bonds or interests therein pursuant to the terms of the Series FM Custody Agreement in an amount less than the amount of such Credit Enhancement Payment, then, in any such case, the Pledgor hereby agrees to pay such deficiency or amount paid or owing (a “Credit Enhancer Shortfall”) to the Pledgee as provided herein.

(b)     If either (i) the Pledgee or Merrill Lynch, Pierce, Fenner & Smith Incorporated (acting on behalf of the Liquidity Provider) purchases any Applicable Unenhanced P-FLOATs and thereafter receives with respect to such purchased Applicable Unenhanced P-FLOATs, as the holder of Liquidity Provider P-FLOATs or otherwise, either (A) proceeds from the liquidation of Unenhanced Bonds pursuant to the terms of the related Trust Agreement in an amount less than the Purchase Price of such purchased Applicable Unenhanced P-FLOATs, or (B) a distribution in kind of Unenhanced Bonds with a market value (based on a Quotation of Bond Price) less than such Purchase Price, or (ii) to the extent that such amounts relate to the Applicable Freddie Mac Enhanced Bonds, either (A) Merrill Lynch Capital Services, Inc. has paid or owes any money under the Reimbursement Agreement in connection with the Freddie Mac Liquidity Facility for which its has not been reimbursed by the Pledgor or one of its affiliates, or (B) after the First Loss (as defined in the Reimbursement Agreement) has been reduced to zero, Federal Home Loan Mortgage Corporation purchases any Applicable Enhanced P-FLOATs and thereafter receives with respect to such purchased Applicable Enhanced P-FLOATs, as the holder of Liquidity Provider P-FLOATs or otherwise, either (x) proceeds from the liquidation of Custodial Receipts, Series FM pursuant to the terms of the related Trust Agreement in an amount less than the Purchase Price of such Applicable Enhanced P-FLOATs, or (y) a distribution in kind of Custodial Receipts, Series FM with a market value (based on a Quotation of Bond Price) less than such Purchase Price, then, in any such case, the Pledgor hereby agrees to pay such deficiency or amount paid or owing (a “Liquidity Provider Shortfall”) to the Pledgee as provided herein.

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(c)     The Pledgor shall pay to the Pledgee or its affiliate (i) with respect to each Merrill Lynch Credit Enhancement, the credit enhancement fee specified in each Notice of Deposit delivered pursuant to the Series Q Custody Agreement; (ii) with respect to the Freddie Mac Credit Enhancement, the credit enhancement fee specified in the letter agreement entered into by the Pledgor and the Pledgee on the date hereof; (iii) with respect to each Merrill Lynch Liquidity Facility, the liquidity fee specified in the related Trust Agreement, to the extent not paid pursuant to the terms of such Trust Agreement; (iv) with respect to the Freddie Mac Liquidity Facility, the liquidity fee specified in the letter agreement entered into by the Pledgor and the Pledgee on the date hereof; and (v) with respect to each Trust Agreement, the remarketing fee specified in such Trust Agreement, to the extent not paid pursuant to the terms of such Trust Agreement.

(d)     The Pledgor’s obligation for any Credit Enhancer Shortfall pursuant to subsection (a) of this Section 2 or any Liquidity Provider Shortfall pursuant to subsection (b) of this Section 2 (collectively, the “Shortfall Obligation”) and the Pledgor’s obligation for credit enhancement fees, liquidity fees and remarketing fees pursuant to subsection (c) of this Section 2 (collectively, the “Fee Obligation”), the obligation of the Pledgor under Section 11.03 of the Series FM Custody Agreement (the “Put Obligation”), and any other obligation to the Pledgee hereunder, shall be a limited recourse obligation of the Pledgor secured solely by the pledge of the Collateral. Notwithstanding the foregoing, to the extent that the Collateral has been liquidated and any Shortfall Obligation or Fee Obligation has not been paid in full, such remaining Obligation shall be a full recourse general obligation of the Pledgor, provided that (i) such full recourse general obligation shall not exceed $225,000,000, and (ii) such full recourse general obligation shall be personal to the Pledgee and not assignable to any other Person. It is the express interest of the parties hereto that all amounts paid or owed by Merrill Lynch Capital Services, Inc. under the Reimbursement Agreement in connection with the Applicable Freddie Mac Enhanced Bonds and the Applicable Series FM Custodial Receipts shall be deemed Shortfall Obligations under either subsection (a) or (b) of this Section 2. To the extent that any such amount is not clearly a Credit Enhancer Shortfall or a Liquidity Provider Shortfall, the Pledgee shall be able to pick such designation in its sole discretion. The Pledgor hereby acknowledges that, pursuant to Sections 10.01 and 10.03 of the Series FM Custody Agreement, following a Freddie Mac Trigger Event (as defined in the Reimbursement Agreement), Freddie Mac shall be entitled to exercise any rights it may have under the Series FM Custody Agreement with respect to the Collateral but only to the extent of the Boot Bonds and any amounts posted hereunder as provided in Section 11.02 of the Series FM Custody Agreement.

(e)     The Pledgee shall give the Pledgor prompt notice of each calculation of the Value Ratios, any Value Deficiencies and the market value of the Additional Bonds pursuant to Section 4(f) and (g) of this Agreement.

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3.     Further Forbearance by Pledgee. The Pledgee hereby agrees that, notwithstanding the provisions of the Credit Enhancements to the contrary and not withstanding the provisions of the Trust Agreements and the Liquidity Facilities to the contrary, so long as (i) the aggregate market value (as determined by the Pledgee in its sole commercially reasonable discretion) of the Pledged Securities (other than Pledged Securities delivered in connection with Section 11.04 of the Series FM Custody Agreement) shall be greater than the sum of (A) the aggregate Value Deficiency with respect to the Enhanced Bonds, and (B) the aggregate Market Deficiency with respect to the Applicable Unenhanced P-FLOATs, and (ii) no demand shall have been made on such Credit Enhancement pursuant to Section 4.01(c) of the Series Q Custody Agreement or the Series FM Custody Agreement, as applicable, the Pledgee shall forbear from exercising its right pursuant to Section 4.02(a)(v) of the Series Q Custody Agreement or Section 4.02(a)(vi) of the Series FM Custody Agreement, as applicable, to cause the mandatory tender of one or more subseries of Applicable Custodial Receipts with respect to which the Value Ratio shall be below the Minimum Value Ratio therefor and the Liquidity Provider shall forbear from exercising its right under any Ratio Tender Event Clause to require a Mandatory P-FLOATs Tender Event with respect to any Applicable Unenhanced P-FLOATs with respect to which the P-FLOATs Ratio shall be below the Minimum P-FLOATs Ratio. If upon any determination of the aggregate Value Deficiency with respect to the Enhanced Bonds, the aggregate Market Deficiency with respect to the Applicable Unenhanced P-FLOATs and the aggregate market value of the Pledged Securities (other than Pledged Securities delivered in connection with Section 11.04 of the Series FM Custody Agreement) shall be less than the sum of the aggregate Value Deficiency with respect to the Enhanced Bonds and the aggregate Market Deficiency with respect to the Applicable Unenhanced P-FLOATs, the Pledgee shall continue to forbear from exercising its right pursuant to Section 4.02(a)(v) of the Series Q Custody Agreement or Section 4.02(a)(vi) of the Series FM Custody Agreement, as applicable, to cause the mandatory tender of one or more subseries of Applicable Custodial Receipts with respect to which the Value Ratio shall be below the Minimum Value Ratio therefor and the Liquidity Provider shall continue to forbear from exercising its right under any Ratio Tender Event Clause to require a Mandatory P-FLOATs Tender Event with respect to any Applicable Unenhanced P-FLOATs with respect to which the P-FLOATs Ratio shall be below the Minimum P-FLOATs Ratio for a period of fourteen (14) days.

4.     Delivery and Valuation of Collateral.

(a)     Prior to the execution and delivery of this Agreement, the Pledgor has delivered to the Collateral Agent the Additional Bonds identified on Schedule 1 hereto and on Schedule 2 hereto. Any such Additional Bonds which are still held by the Collateral Agent on the date hereof shall constitute Pledged Securities under this Agreement.

(b)     The Pledgor may from time to time deliver additional Additional Bonds to the Collateral Agent. Each such delivery of additional Additional Bonds shall be accompanied by a Notice of Delivery in the form attached hereto as Exhibit A. Upon each such delivery of additional Additional Bonds to the Collateral Agent, such additional Additional Bonds shall become Pledged Securities under this Agreement.

(c)     With the consent of the Pledgee, the Pledgor may from time to time deliver new Additional Bonds or other Pledged Securities to the Collateral Agent in substitution for Pledged Securities then held by the Collateral Agent; provided that new Boot Bonds may be delivered to the Collateral Agent in substitution for Boot Bonds then held by the Collateral Agent as provided and only as provided in the Series FM Custody Agreement. Each such delivery of substitute Additional Bonds or other Pledged Securities shall be accompanied by a Notice of Delivery in the form attached hereto as Exhibit A. Upon each such delivery of substitute Pledged Securities to the Collateral Agent, (i) such substitute Pledged Securities shall become Pledged Securities under this Agreement, and (ii) the Pledged Securities for which such Pledged Securities are substituted shall cease to be Pledged Securities under this Agreement and shall be released to the Pledgor.

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(d)     So long as the aggregate market value of the Pledged Securities (as determined by the Pledgee in its sole commercially reasonable discretion) continues to be greater than the sum of the aggregate Value Deficiency with respect to the Enhanced Bonds and the aggregate Market Deficiency with respect to the Applicable Unenhanced P-FLOATs, the Pledgor may from time to time withdraw Additional Bonds or other Pledged Securities held by the Collateral Agent; provided that Boot Bonds may be withdrawn as provided and only as provided in the Series FM Custody Agreement. Upon each such withdrawal of Pledged Securities from the Collateral Agent, such Pledged Securities shall cease to be Pledged Securities under this Agreement and shall be released to the Pledgor.

(e)     The Collateral Agent shall hold all of the Pledged Securities delivered to it pursuant to this Agreement in custody only, identified separate and apart from the general assets of the Collateral Agent in an account designated and maintained in the name of the Pledgee. The Collateral Agent shall not have any authority to assign, transfer, pledge, setoff or otherwise dispose of any of the Pledged Securities, or of any interests therein, except as provided hereunder or as required by law.

(f)     By the close of business on Wednesday of each week, the Pledgee shall determine the Value Ratio and any Value Deficiency with respect to the Bonds and notify the Custodian thereof by facsimile or other electronic means. Promptly upon receipt of such notice, the Custodian shall notify the Holders of the Custodial Receipts of such Value Ratio by facsimile or other electronic means.

(g)     If any Value Deficiency is determined by the Pledgee pursuant to subsection (f) of this Section 4 and either the Pledgor or any Holder of related Custodial Receipts notifies the Pledgee that the Pledgor or such Holder, as applicable, disputes such determination of the related Value Ratio by the Pledgee, the Pledgee shall redetermine such Value Ratio based on the arithmetic average of at least three bids solicited from broker-dealers located in New York City selected by the Pledgee in its absolute discretion. The Pledgee shall provide the Custodian with copies of all such bids and the Custodian shall transmit such copies to the Holders of the Custodial Receipts.

5.     Grant of Security Interest.

(a)     The Pledgor hereby grants to the Pledgee a continuing first and prior security interest in, and general first lien on, the Collateral to secure the payment of the Obligations. As long as (i) any Applicable Custodial Receipts shall be outstanding with respect to which a Credit Enhancement has been delivered, (ii) any Applicable P-FLOATs shall be outstanding with respect to which the Pledgee shall have delivered a Liquidity Facility, or (iii) any Obligations shall be due and unpaid, the security interest in, and lien on, the Collateral pursuant hereto shall continue in full force and effect.

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(b)     The security interests granted pursuant to this Section 4 (and the rights and powers granted to the Pledgee hereunder with respect thereto or to the Collateral) are granted as security only, and shall not subject the Pledgee to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor under or related in any way to any of the Collateral or any transaction which gave rise thereto.

6.     Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Pledgee may reasonably request, to preserve, perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, it will execute and file such financing statements (including without limitation amendments thereto and continuation statements thereof), assignments, short-form security agreements and other documents and instruments, and do all such other acts, relating to the Collateral and the Pledgee’s interests therein as the Pledgee may reasonably request; and will not file or permit to be filed any financing statement (or amendment thereto or continuation statement thereof) with respect to any of the Collateral not naming the Pledgee as the only secured party. The Pledgor hereby authorizes the Pledgee, at the Pledgor’s expense, to file financing statements (including without limitation amendments thereto and continuation statements thereof) or such other documents as described above without the Pledgor’s signature to perfect the security interest of the Pledgee in any jurisdiction in which such filing may be necessary or as the Pledgee may reasonably request and, to the extent lawful, appoints the Pledgee as its attorney-in-fact (without requiring the Pledgee to act as such) to execute any financing statements (including without limitation any amendments thereto or continuation statements thereof or such other documents as described above).

7.     Representations and Warranties. The Pledgor represents and warrants to the Pledgee, and shall be deemed continuously to represent and warrant to the Pledgee, that:

(a)     The Pledgor has good and marketable title to, and is the owner of, the Collateral, free and clear of all Liens, adverse claims and transfer restrictions, except Liens arising pursuant hereto, Liens created under the Series FM Custody Agreement and routine transfer restrictions for the purpose of complying with the securities laws, and no financing statement or other instrument with respect to any of the Collateral has been recorded, registered or filed otherwise than with respect to the Lien arising pursuant hereto.

(b)     To the Pledgor’s best knowledge, the Pledgee has a valid, first and prior perfected security interest in, and a general first lien upon, the Collateral, in each case free and clear of all Liens (senior, pari passu or junior), except as provided for under the Series FM Custody Agreement.

(c)     The Collateral may be properly pledged hereunder.

(d)     To the Pledgor’s best knowledge, no claim to any of the Collateral, or defense, claim, set-off or counterclaim of any obligor on or with respect to any of the Collateral exists which could be asserted against the Pledgee, whether in any proceeding to enforce the Collateral or otherwise.

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(e)     Each of the Pledged Securities has been (or, in the case of Pledged Securities delivered after execution hereof, shall as of the date of delivery to the Pledgee hereunder and at all times thereafter be) duly and validly issued and fully paid and non-assessable.

8.     Covenants and Agreements. The Pledgor hereby covenants and agrees that, for the term of this Agreement:

(a)     It will defend its title to, and the Pledgee’s first and prior Lien upon, the Collateral against all claims of all Persons whomsoever, except for Liens created under the Series FM Custody Agreement.

(b)     It will keep the Collateral free from all Liens, other than the Lien created pursuant to Section 4 hereof and except for Liens created under the Series FM Custody Agreement, and will pay or cause to be paid promptly when due all taxes, fees, assessments and other charges now or hereafter imposed upon any of the Collateral.

(c)     Except as explicitly provided for herein and in the Series FM Custody Agreement, it will not, without the prior written consent of the Pledgee, sell, assign, pledge, exchange or dispose of any of the Collateral in any manner whatsoever or attempt to do any of the foregoing or agree to any modification or cancellation of, or substitution for, any of the Collateral. In the event of any disposition of any of the Collateral, the Proceeds will remain Collateral hereunder. The receipt by the Pledgee of all or any part of the Proceeds of any sale, assignment, pledge, exchange or disposition of any of the Collateral shall not be deemed or construed to be a consent to any such sale, assignment, pledge, exchange or other disposition.

(d)     It will cause all Pledged Securities to be delivered to the Collateral Agent, as custodial agent for the Pledgee, either registered in the name of the Pledgee or indorsed to the Pledgee (or registered in the name of the Collateral Agent or its nominee on behalf of the Pledgee or indorsed to the Collateral Agent or its nominee on behalf of the Pledgee) by an effective instrument by duly authorized officers of the Pledgor, with the signature or signatures guaranteed. Notwithstanding the foregoing, the Boot Bonds, to the extent deposited under the Series FM Custody Agreement, shall be registered in the name of the Custodian thereunder.

(e)     If it shall become entitled to receive or shall receive any security, option or right, whether as an addition to, or in substitution for, or in exchange for, any of the Pledged Securities or otherwise, the Pledgor shall accept any such certificates, instruments, options or rights as trustee for the Pledgee, and shall forthwith deliver the same in the exact form received accompanied by whatever duly-executed documents as shall be necessary to enable the Pledgee to perfect its security interest therein.

(f)     Subject to Section 2(d) hereof, the Pledgor hereby agrees to indemnify and hold the Pledgee harmless from and against any and all loss, liability or expense (“Loss”) which the Pledgee may sustain or incur, or which may be claimed against it, and which arises out of or relates to this Agreement, the Series FM Custody Agreement (to the extent related to the Applicable Series FM Custodial Receipts or the Applicable Enhanced P-FLOATs) or the Reimbursement Agreement (to the extent related to the Applicable Series FM Custodial Receipts or the Applicable Enhanced P-FLOATs), or the Pledgee’s duties and obligations hereunder or thereunder, except for any such Loss resulting from the gross negligence or willful misconduct of the Pledgee.

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9.     Release of Collateral. Upon the termination of all Credit Enhancements related to Applicable Custodial Receipts and Liquidity Facilities related to Applicable P-FLOATs and the payment of any and all related Obligations, the Pledgee shall promptly give the Collateral Agent written notice to release the remaining Pledged Securities to the Pledgor. Upon such release of Pledged Securities to the Pledgor, such Pledged Securities shall cease to be Collateral under this Agreement.

10.     Rights and Remedies upon Event of Default.

(a)     Upon the occurrence and during the continuance of an Event of Default as specified in clause (i) of the definition thereof in Section 1(b) hereof, the Pledgee shall have the rights and remedies provided in Section 11(a) hereof.

(b)     Upon the occurrence and during the continuance of any other Event of Default (in addition to any remedy provided to a secured creditor upon default under Articles 8 or 9 of the New York Uniform Commercial Code):

(i)     The Pledgee shall have the right to receive, endorse, assign or deliver in its own name or the name of the Pledgor any and all checks, drafts and other instruments for the payment of money relating to or constituting part of the Collateral and the Pledgor hereby waives notice of presentment, protest and nonpayment of any instrument so endorsed. In furtherance of the foregoing, the Pledgor hereby irrevocably appoints the Pledgee, or any of its officers or designees, the Pledgor’s lawful attorney-in-fact (without requiring any of them so to act), with power of substitution, in the name of the Pledgor (i) to endorse the name of the Pledgor upon any of the Collateral, including Proceeds; (ii) to demand, collect, receive payment of, receipt for and give discharges and releases of any of the Collateral; (iii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral or to enforce any rights in respect thereof; (iv) to initiate, settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to any of the Collateral; and (v) to sell, transfer, assign, discount, negotiate or otherwise deal in (in a commercially reasonable manner) all or any portion of the Collateral or Proceeds and generally to perform all other acts necessary or desirable to realize on, and obtain the benefits of, the Collateral and otherwise to carry out the intention of this Agreement, as fully and effectively as though the Pledgee were the absolute owner thereof, and the Pledgor hereby ratifies and confirms all that the Pledgee shall do by virtue of this appointment. In any action hereunder, the Pledgee shall be entitled to the appointment of a receiver to take possession of all or any portion of the Collateral. The Pledgee shall not be responsible or liable for any loss or destruction of all or any part of the Collateral unless the same shall happen through gross negligence or willful misconduct of the Pledgee. The Pledgee shall not, under any circumstances, absent its gross negligence or willful misconduct, have any liability for any error or omission made in the settlement, collection or payment or other disposition of any or all of the Collateral or of any instrument received in payment therefor. The costs of collection, sale or other disposition, notification and enforcement, including but not limited to reasonable counsel fees and disbursements, shall be borne solely, or reimbursed to the Pledgee by, the Pledgor.

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(ii)     The Pledgee, with or without taking possession, may sell or cause to be sold, in one or more sales (which shall be conducted in a commercially reasonable manner in accordance with law), at such price as the Pledgee may deem adequate, and for cash or on credit or for future delivery, with or without assumption of any credit risk, all or any portion of the Collateral, at a public or private sale, without demand of performance or notice or intention to sell or of time or place of sale, and the Pledgee may be the purchaser of all or any portion of the Collateral so sold. The purchaser(s) at any such sale shall thereafter hold the same absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released. The Pledgee shall under no circumstances incur any liability as a result of the sale of the Collateral or any part thereof, at any sale conducted in accordance with the foregoing. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at any commercially reasonable private sale was less than the price which might have been obtained at a public sale or was less than the then total unpaid Obligations.

(iii)     The Pledgor recognizes that the Pledgee may not deem it desirable to effect a public sale of any or all of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, but may deem it desirable to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such Securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledgor to register such Pledged Securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

11.     Application of Proceeds.

(a)     If an Event of Default as specified in clause (i) of the definition thereof in Section 1(b) hereof shall have occurred, the Collateral Agent shall, at the direction of the Pledgee, sell one or more of the Additional Bonds at the highest obtainable price under current market conditions and/or sell, otherwise dispose of or otherwise realize on the other Collateral as needed. All proceeds received from the sale or other disposition of, or realization on or with respect to, all or any part of the Collateral shall be applied by the Pledgee:

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First, to the Credit Enhancer or Merrill Lynch & Co., Inc., as the case may be, in an amount equal to all amounts owed to the Credit Enhancer or Merrill Lynch & Co., Inc., as applicable, in connection with demands on any Merrill Lynch Credit Enhancement pursuant to Section 4.01(b) and (c) and, in connection with a Mandatory Tender Event specified in Section 4.02(a)(v) of the Series Q Custody Agreement, Section 4.02(e) of the Series Q Custody Agreement;

Second, to Merrill Lynch Capital Services, Inc. or Merrill Lynch & Co., Inc., as the case may be, in an amount equal to all amounts owed to Federal Home Loan Mortgage Corporation in connection with the Reimbursement Agreement with respect to the Applicable Series FM Custodial Receipts;

Third, to the investment in Eligible Investments selected by the Pledgee to be held by the Collateral Agent as Additional Bonds, in an amount sufficient to cause the aggregate market value of the Additional Bonds held by the Collateral Agent to be greater than the sum of the aggregate Value Deficiency with respect to the Enhanced Bonds and the aggregate Market Deficiency with respect to the Applicable Unenhanced P-FLOATs on the date of such sale; and

Fourth, to the Pledgor, the balance remaining.

The rights granted to the Pledgee pursuant to this Section 11(a) shall be in addition to the rights of the Credit Enhancer pursuant to Section 4.02 of the Custody Agreement.

(b)     If any other Event of Default shall have occurred and be continuing, all proceeds received from the sale or other disposition of, or realization on or with respect to, all or any part of the Collateral shall be applied by the Pledgee as follows:

First, to the payment of the costs and reasonable expenses of the Pledgee in the administration of this Agreement and in any sale, disposition or realization hereunder, including without limitation reasonable fees and disbursements of counsel for the Pledgee and all reasonable expenses, liabilities and advances made or incurred by the Pledgee in connection therewith;

Second, to the payment of Obligations (in such order as the Pledgee shall determine in its sole discretion); and

Third, after all outstanding Obligations have been paid and satisfied in full, to the Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall determine; provided that no amounts shall be released to the Pledgor to the extent doing so would (i) cause the aggregate market value of the Collateral hereunder to be less than the sum of the aggregate Value Deficiency with respect to the Enhanced Bonds and the aggregate Market Deficiency with respect to the Applicable Unenhanced P-FLOATs, (ii) would cause the Pledgor to be in default on any Obligations owed to the Pledgee, or (iii) any amounts are required to be posted hereunder as provided in Sections 11.02 and 11.04 of the Series FM Custody Agreement.

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12.     Distributions on Pledged Securities.

(a)     Unless an Event of Default shall have occurred and be continuing, all cash distributions on the Pledged Securities (other than the Boot Bonds) shall be paid to the Pledgor. Payments on the Additional Bonds (other than the Boot Bonds) received by the Collateral Agent shall be paid to the Pledgor. All cash distributions and payments on the Boot Bonds shall be made as provided in the Series FM Custody Agreement.

(b)      The Collateral Agent shall arrange with the trustee or paying agent for each issue of Additional Bonds to have payments on such Additional Bonds made by wire transfer to the Collateral Agent in accordance with the terms thereof. The Collateral Agent shall make the payments to the Pledgor pursuant to this Section 12(a) in immediately available funds on the same day that the Collateral Agent receives such amounts in immediately available funds.

(c)     If an Event of Default shall have occurred and be continuing, all cash distributions on the Pledged Securities shall immediately be paid to or retained by the Collateral Agent as additional Collateral hereunder.

13.     Right to Take Action as Holder of Pledged Securities.

(a)     With respect to any consents, ratifications and waivers with respect to the Pledged Securities and any other actions with respect to the Pledged Securities permitted by the provisions of the indenture therefor which would be financially adverse to the Pledgee in any respect, the Pledgor hereby assigns to the Pledgee the sole right, from time to time, to give such consents, ratifications and waivers and to take such other actions with respect to the Pledged Securities; and the Pledgor shall, upon receiving a written request from the Pledgee, deliver to the Pledgee or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any Pledged Securities which are registered in the Pledgor’s name or in the name of its nominee, as shall be specified in the Pledgee’s request and as shall be satisfactory to the Pledgee in form and substance.

(b)     So long as no Event of Default shall have occurred and be continuing, the Pledgor shall retain the right, upon giving notice thereof to the Pledgee, to give any other consents, ratifications and waivers with respect to the Pledged Securities and to take any other actions with respect to the Pledged Securities permitted by the provisions of the indenture therefor.

(c)     If an Event of Default shall have occurred and be continuing, the Pledgee shall have the right to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to cause the Pledged Securities to be registered in its name.

14.     Action by Collateral Agent. Any right or remedy granted the Pledgee hereunder may (at the Pledgee’s direction) be exercised on the Pledgee’s behalf by the Collateral Agent as fully as if such right were exercised by the Pledgee directly.

15.     Security Interest Absolute. All rights of the Pledgee and all pledges made, and liens and security interests granted, hereunder shall be absolute and unconditional and irrevocable, under any and all circumstances and conditions of any kind or description, including any which would otherwise constitute a defense or discharge of a guarantor or pledgor.

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16.     Remedies Cumulative, Etc. The rights, remedies and benefits of the Pledgee herein specified are cumulative and not exclusive of any other rights, remedies or benefits which the Pledgee may have hereunder or at law, in equity, by statute or otherwise. Without limiting the generality of the foregoing, the Pledgee shall have all rights and remedies of a secured party under Article 9 of the Uniform Commercial Code as adopted in the State of New York. Each Pledgor hereby expressly agrees that the Pledgee shall not be required to exercise any particular of the rights, powers, remedies or benefits hereunder or to realize or attempt to realize on any security for any or all of the Obligations. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Pledgee shall (i) be entitled to seek to realize upon or enforce the Collateral in such order and at such times as it may from time to time reasonably determine, (ii) not be required to exhaust or enforce any particular portion of the Collateral before seeking to realize or enforce upon any other portion thereof, and (iii) not be required to foreclose or realize on the Collateral, but may continue to hold, and collect and apply all sums paid thereon to the payment of the Obligations.

17.     Expenses. The Pledgor will pay to the Pledgee all reasonable expenses (including reasonable fees and expenses of special counsel to the Pledgee) of, or incident to, any amendment, waiver or supplement to this Agreement and the administration hereof and all such expenses of, or incident to, any actual or attempted sale or other disposition of, or any exchange, enforcement, collection, compromise or settlement of or with respect to, all or any of the Collateral, by litigation or otherwise; and the Pledgor agrees that all such expenses shall constitute additional obligations secured by the Collateral and that the Pledgee may at any time apply to the payment of such expenses all moneys received by it pursuant hereto.

18.     Delay Not a Waiver, Etc. No delay on the part of the Pledgee in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing liability of the Pledgor in respect of the Collateral and any and all other notices and demands whatsoever (except notices specifically provided for herein) whether or not relating to such instruments.

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19.     Guaranty.

(a)     The Guarantor hereby absolutely, unconditionally and irrevocably guarantees (as primary obligor and not as surety merely) the due and punctual payment and performance, when and as the same shall become due, of each and every Guaranteed Obligation, at the time and place and otherwise in accordance with the terms of this Agreement, irrespective of (i) the validity, binding effect, legality, enforceability or amendment of, or waiver of compliance with, this Agreement with respect to the Guarantor or the Pledgor, (ii) whether this Agreement shall have been duly executed by the Guarantor and the Pledgor, (iii) any change in the existence or structure of, or the bankruptcy or insolvency of, the Collateral Agent, the Guarantor or any other Person, (iv) the lack of perfection of any Lien in (or the release in whole or in part of) any collateral at any time, directly or indirectly, securing any of the Guaranteed Obligations, (v) the absence of any action to enforce this Agreement or any collateral at any time securing any of the Guaranteed Obligations (or to enforce any right against any other Person who may be obligated in respect of any amount included within the Guaranteed Obligations), (vi) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any party to the this Agreement or of the Guarantor hereunder or of any other Person, (vii) the existence of any claim, set-off, counterclaim or other right that any Person other than the Guarantor may have against the Pledgee or any other Person, or (viii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a guarantor. The Guarantor hereby agrees that, upon default in the payment and performance when and as due of any Guaranteed Obligation, the Guarantor will forthwith cause each and every such Guaranteed Obligation to be punctually paid and performed, when and as the same shall become due, and as if such payment or performance were made by the Pledgor. The Guarantor hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Pledgee or any other Person file claims in the event of receivership or bankruptcy of the Guarantor, the Collateral Agent or any other Person or exhaust any right or take any action against the Guarantor, the Collateral Agent or any other Person or any collateral at any time securing any of the Guaranteed Obligations and hereby consents to any and all extensions of time of payment or performance of any or all of the Guaranteed Obligations. This guaranty is a guaranty of payment and not of collection merely and shall be a continuing guaranty and, as such, shall remain operative and in full force and effect until all Guaranteed Obligations shall have been paid and actually received in full by the Pledgee. If at any time payment of any Guaranteed Obligation is rescinded or must otherwise be restored or returned upon (or as a result of) the insolvency, bankruptcy or reorganization of the Guarantor, the Collateral Agent or any other Person, or otherwise, the Guarantor’s obligations hereunder with respect to such Guaranteed Obligation shall be reinstated at such time as though such payment had not been made; and the Guarantor agrees that it will indemnify the Pledgee on demand for all costs and expenses (including without limitations reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with such reinstatement.

(b)     The Guarantor hereby irrevocably agrees that it will not exercise any and all rights of subrogation, indemnification, reimbursement and similar rights which the Guarantor may have at any time relating to the Guaranteed Obligations, including, without limitation, all rights that would result in the Guarantor’s being deemed a creditor of the Collateral Agent under the United States Bankruptcy Code, Title 11 of the United States Code, as amended (the “Bankruptcy Code”), until such time as the Guaranteed Obligations have been paid and satisfied in full.

(c)     The Guarantor agrees that for purposes of Section 19(a) hereof, as between the Guarantor and the Pledgee all or any part of the Guaranteed Obligations (as determined in the sole discretion of the Pledgee) which would become due but for the operation of any stay under Section 362(a) of the Bankruptcy Code, or the operation of Section 502(b) of the Bankruptcy Code, may be treated as having become forthwith due and payable for purposes hereof and that, in the event of such determination such Guaranteed Obligations shall be treated as having become forthwith due and payable for purposes of this Section 19.

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(d)     The Guarantor’s guaranty obligation to the Pledgee pursuant to this Section 19 shall be a general obligation of the Guarantor.

20.     Collateral Agent’s Standard of Care, Liabilities and Indemnity.

(a)     The Collateral Agent shall exercise reasonable care in its custody, preservation and disposal of the Collateral and shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to a like transaction in which it alone is interested.

(b)     The Collateral Agent shall not be liable to the Pledgor or the Pledgee for any action taken or omitted by it hereunder at the direction of the Pledgee or the Pledgor. The Collateral Agent shall be liable only for its gross negligence, bad faith or willful misconduct.

(c)     The Pledgee hereby agrees to indemnify the Collateral Agent and hold it harmless against any and all claims, losses, liabilities, damages or expenses, including reasonable counsel fees, howsoever arising from or in connection with this Agreement or the performance of its duties hereunder, provided that nothing contained herein shall require that the Collateral Agent be indemnified for negligence, bad faith or willful misconduct.

(d)     The provisions of Articles V and VII of the Series Q Custody Agreement pertaining to the performance by the Custodian of its duties thereunder and the provisions of Article XIII of the Trust Agreements pertaining to the performance by the Trustee of its duties thereunder shall be applicable, as appropriate, to the performance by the Collateral Agent of its duties under this Agreement.

21.     Successor Collateral Agent

(a)     If at any time the Collateral Agent becomes incapable of acting or is adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property is appointed, or any public officer takes charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Pledgee or the Pledgor may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

(b)     If at any time the Collateral Agent notifies the Pledgee and the Pledgor that it elects to resign as Collateral Agent, the Pledgee shall, within 45 days after the delivery of the notice of resignation (and also within 45 days of a notice or removal pursuant to subsection (a) of this Section 21), appoint a successor Collateral Agent, which is to be a commercial bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or whose obligations hereunder are guaranteed by a Person whose capital and surplus or net worth is at least that amount. If no successor Collateral Agent has been so appointed within such 45-day period, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Any corporation or association into or with which the Collateral Agent may be merged, consolidated or converted will be the successor of the Collateral Agent without the execution or filing of any document or any further act.

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(c)     Notwithstanding the foregoing, no resignation or removal of the Collateral Agent in accordance with the provisions hereof shall become effective until a successor Collateral Agent has accepted its appointment hereunder.

(d)     Any corporation into which the Collateral Agent maybe merged or converted or with which it may be consolidated or any corporation succeeding to all or substantially all the business of the department or group which administers this Agreement shall be the successor of the Collateral Agent hereunder provided that such corporation shall be otherwise eligible under this Section 21, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

22.     Amendment or Modification.

(a)     No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the parties hereto. No modification or waiver of, nor consent to departure by any Pledgor from, the terms of this Agreement shall be effective unless the same shall be in writing and signed by the Pledgee.

(b)     Notwithstanding the foregoing, the Pledgee and the Pledgor may from time to time deliver to the Collateral Agent revised Schedules 1 and 2 hereto reflecting the current Additional Bonds as of the date of such revised Schedule.

(c)     To the extent that any obligations of the Pledgor under this Agreement shall be modified by reason of the amendment or modification of the Series FM Custody Agreement, the Reimbursement Agreement or any other document related to the foregoing, such modification of such obligations of the Pledgor shall not be effective unless such amendment or modification of the Series FM Custody Agreement, the Reimbursement Agreement or such other related document shall have been consented to in writing by the Pledgor, which consent shall not be unreasonably withheld, it being understood that any increase in the amount of any obligations or the likelihood of any additional obligation arising shall be a reasonable basis for withholding such consent.

23.     Notices. Any notice authorized or required by this Agreement shall be sufficiently given if in writing and addressed to the receiving party and hand delivered or sent by telecopy or other facsimile machine to the individuals at the address specified below or to such other person or persons as the receiving party may from time to time designate to the other parties in writing. Such notice shall be effective upon receipt but, in the event that notice is sent by telecopy or some other form of facsimile transmission, receipt will be considered to have occurred only after the sending party has verified receipt by telephoning the number herein provided for calls for confirmation.

(i) To the Pledgor:

MuniMae TE Bond Subsidiary, LLC

621 East Pratt Street

Suite 300

Baltimore, Maryland 21202

Attention: Bond Asset Management

Facsimile No.: (410) 727-5387

Telephone No.: (443) 263-2900

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with a copy to:

Stephen A. Goldberg Gallagher Evelius & Jones LLP 218 North Charles Street Suite 400 Baltimore, Maryland 21201

(ii) To the Pledgee:

Merrill Lynch Capital Services, Inc.

Four World Financial Center

North Tower, Ninth Floor

250 Vesey Street

New York, New York 10080

Attention: Edward J. Sisk

Facsimile No.: (212) 449-9856

Telephone No.: (212) 449-9938

(iii) To the Guarantor:

Municipal Mortgage & Equity, LLC

621 East Pratt Street

Suite 300

Baltimore, Maryland 21202

Attention: Bond Asset Management

Facsimile No.: (410) 727-5387

Telephone No.: (443) 263-2900

with a copy to:

Stephen A. Goldberg Gallagher Evelius & Jones LLP 218 North Charles Street Suite 400 Baltimore, Maryland 21201

(iv) To the Collateral Agent:

U.S. Bank Trust National Association

100 Wall Street

Suite 1600

New York, New York 10005

Attention: Corporate Trust Services

Facsimile No.: (212) 612-3203

Telephone No.: (212) 612-3445

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24.     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT AND HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH COURT AS WELL AS ANY OBJECTION WITH RESPECT THERETO OF INCONVENIENT FORUM. THE PLEDGOR AND THE PLEDGEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT CAN EFFECTIVELY DO SO UNDER APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

25.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, with respect to any assignee of the Pledgee, whether or not an express assignment of rights hereunder is made). The Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Pledgee, which consent shall not be unreasonably withheld.

26.     Entire Agreement; Severability. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all oral agreements and prior writings with regard thereto, including the Predecessor Pledge and Security Agreement which is hereby terminated. In case one or more of the provisions contained in this Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

27.     Counterparts. This Agreement may be executed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument.

28.     Headings. The headings of the Sections of this Agreement are inserted for convenience only and do not form part of this Agreement.

22

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Pledge and Security Agreement to be duly executed, all as of the day and year first above written.

MUNIMAE TE BOND SUBSIDIARY, LLC,
as Pledgor

By:	/s/ Gary Mentesana
Name:
Title:

MERRILL LYNCH CAPITAL SERVICES, INC.,
as Pledgee

By:	/s/ James Nacos
Name:
Title:

MUNICIPAL MORTGAGE & EQUITY, LLC,
as Guarantor

By:	/s/ Gary Mentesana
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Charles P. Sheridan
Name:
Title:

23

Exhibit A

FORM OF NOTICE OF DELIVERY

U.S. Bank Trust National Association,

as Collateral Agent

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Corporate Trust Services

Ladies and Gentlemen:

Pursuant to Section [4(b)][4(c)] of the Second Amended and Restated Pledge and Security Agreement, dated as of February __, 2009 (the “Agreement”), among MuniMae TE Bond Subsidiary, LLC, Merrill Lynch Capital Services, Inc., Municipal Mortgage & Equity, LLC and U.S. Bank Trust National Association, as Collateral Agent, the Pledgor hereby delivers the following [additional] [substitute] Additional Bonds:

Issuer:

Bonds:

Principal Amount:

Capitalized terms used in this Notice of Delivery shall have the meanings given them in the Agreement.

Dated: ________ __, 20__.

MUNIMAE TE BOND SUBSIDIARY, LLC,
as Pledgor

By:
Authorized Signatory

A-1

Acknowledged:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Collateral Agent

By:
Authorized Signatory

A-2

Schedule 1

Additional Bonds

Name	Issuer and Bonds	Principal Amount	CUSIP No.
Barkley Place	Housing Finance Authority of Lee County, Florida Multi-Family Mortgage Revenue Refunding Bond (Barkley Place Project) Series B 1995	$3,480,000	52349HAD5
Bedford Park	$9,325,000 City of Indianapolis, Indiana Multifamily Housing Revenue Bonds (Bedford Park Apartments Project) Series 2000	$9,274,095	455284BU2
Columbia Knoll	Subordinate Custody Receipt for payments of principal, premium, if any, and interest with respect to $24,500,000 State of Oregon Housing and Community Services Department Housing Development Revenue Bonds (Columbia Knoll Apartments Project) 2004 Series A	$6,628,167	68608AAS9
Glen Ridge	$12,486,000 California Municipal Finance Authority Multifamily Housing Revenue Bonds (Glen Ridge Apartments) Series 2007	$11,890,000 (subject to future draws)	130483AS9
Henson Ridge	$5,500,000 District of Columbia Housing Finance Agency Multifamily Housing Revenue Bonds (Henson Ridge UFAS Rentals Project) Series 2008	$5,500,000	25477PJB2
Inwood Crossing	$20,000,000 City Of Wichita, Kansas Multifamily Housing Revenue Bonds Series 2007 (Inwood Crossings Apartments Project)	$17,525,000 (subject to future draws)	967276FY7
Jefferson at Town Lake A-2	$5,670,000 Texas Student Housing Authority Student Housing Revenue Bonds (Jefferson Commons at Town Lake Project) Series 2002 A-2	$5,178,095	882793AQ5
Lake Piedmont	$19,450,000 city of Indianapolis, Indiana Economic Development Multifamily Housing Revenue Bonds (Nantucket Cove Apartments Project) Series 1998	$19,118,000	626249AA4
Mayfair Mansions	$42,000,000 District of Columbia Housing Finance Agency Multifamily Housing Revenue Bonds (Mayfair Mansions Apartments Project) Series 2007	$27,833,617(subject to future draws)	25477PJA4
Meadows	The Health, Educational and Housing Facility Board of the City of Memphis, Tennessee Multi-Family Mortgage Revenue Refunding Bond (The Meadows Project), Series B 1995	$3,635,000	586170BW1

1-1

Montclair	The Industrial Development Authority of the City of Springfield, Missouri Multi-family Mortgage Revenue Refunding Bond (The Montclair Project) Series B 1995	$6,840,000	851003BJ1
Newport Village	City of Thornton, Colorado Multi-Family Mortgage Revenue Refunding Bond (Newport Village Project), Series B 1995	$4,175,000	885283AM3
Nicollet Ridge	City of Burnsville, Minnesota Multi-Family Mortgage Revenue Refunding Bond (Nicollet Ridge Project), Series B 1995	$12,415,000	122479EM6
Oaks at Riverview	$1,550,000 Housing Finance Authority of Hillsborough County, Florida Multifamily Housing Revenue Bonds (Oaks at Riverview Project) 2004 Series A	$1,528,527	43232EBG3
Park Villas	$5,550,000 City Of Waite Park, Minnesota Multifamily Housing Revenue Bonds (Park Villas Apartments Project) Series 2007	$5,550,000	930740AR6
Spanish Fort	$12,500,000 Tax-Exempt Trust Certificates, Series 2008 Class A Certificates evidencing beneficial interests in $30,500,000 The Cooperative District of the City of Spanish Fort—Highway 98 Public Facilities	$12,500,000	87677GAA1
Steeplechase	The Health, Educational Housing Facilities Board of the County of Knox, Tennessee Multi-Family Mortgage Revenue Refunding Bond (Steeplechase Falls Project), Series B 1995	$5,300,000	499520AK0
The Landings	$16,670,000 Housing Authority Of The City Of Chula Vista Multifamily Housing Revenue Bonds (The Landings Apartments) Series 2007c	$16,670,000	17132AAM4
Whispering Lake	Industrial Development Authority of the City of Kansas City, Missouri Multi-Family Housing Revenue Refunding Bonds (Whispering Lake Project), Series B 1995	$8,500,000	485030CC2
Willow Glen	$16,545,000 Housing Authority Of The City Of Sacramento Multifamily Housing Revenue Bonds (Willow Glen Apartments) 2007 Issue F	$16,545,000	78587NBQ8

Dated: February 1, 2009.

1-2

Schedule 2

Additional Bonds (Boot Bonds)

UR1

Name	Issuer and Bonds	Principal Amount	CUSIP No.
Brawley Elks	$2,025,000 California Statewide Communities Development Authority Multifamily Housing Revenue Bonds (Brawley Elks Senior Apartments) 2004 Series R-1	$2,005,733	13079PGQ0
City Views at Rosa Burney Park A-2	$1,260,000 Urban Residential Finance Authority of the City of Atlanta, Georgia Multifamily Housing Revenue Bonds (City Views at Rosa Burney Apartments Project) Series 2002 A-2	$1,260,000	04785TGG8
Cobblestone (2005)	$10,400,000 Housing Authority of Cobb County Multifamily Housing Revenue Bond (Cobblestone Apartments Project) Series 2005	$10,400,000	190901CM8
Columbia Knoll	Senior Custody Receipt for payments of principal, premium, if any, and interest with respect to $24,500,000 State of Oreg on Housing and Community Services Department Housing Development Revenue Bonds (Columbia Knoll Apartments Project) 2004 Series A	$17,700,000	68608AAR1
Eden Park A-2	$850,000 Alachua County Housing Finance Authority Multifamily Housing Revenue Bonds (Eden Park at Ironwood Apartments Project) Series 2003 A-2	$850,000	01068LAF7
Elmbrooke	$2,800,000 City of Minnetonka, Minnesota Multifamily Housing Revenue Refunding Bonds (Elmbrooke - Golden Valley Townhomes Project) Series 2000	$2,691,921	604217CP2
Evergreen at Hulen Bend	$12,250,000 Tarrant County Housing Finance Corporation Multifamily Housing Revenue Refunding Bonds (Hulen Bend Seniors Apartments Project) Series 2005	$12,146,114	876394SV0
Evergreen at Mesquite A-2	$2,200,000 Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Evergreen at Mesquite Apartments) Series 2003 A-2	$2,200,000	88275BJR0
Glenwood Farms	partial interest in $8,815,000 Harrisonburg Redevelopment and Housing Authority Multifamily Housing Revenue Bond (Glenwood Farms Apartments Project) Series 2003A	$1,950,000	415690MT0
Lake Pleasant A-2	$1,890,000 The Industrial Development Authority of the County of Maricopa Multifamily Housing Revenue Bonds (Lake Pleasant Village Apartments Project) Series 2003 A-2	$1,890,000	566823SL5

2-1

Liberty Park Townhomes A-2	$1,870,000 Camden County Improvement Authority Multifamily Housing Revenue Bonds (Liberty Park Townhomes Project) Series 2003 A-2	$1,870,000	13281RAB9
Lincoln Corner G-2	$2,240,000 California Statewide Communities Development Authority Multifamily Housing Revenue Bonds (Lincoln Corner Apartments Project), GG-2 Series 2001	$2,240,000	13077VJ86
Monroe	$12,025,000 Louisiana Public Facilities Authority Multifamily Housing Revenue Bonds (Monroe Affordable Housing, L.L.C. Project) Series 1998A and 1998B	$10,511,208	54640AY79
Palisades Park	$9,750,000 Bexar County Housing Finance Corporation Multifamily Housing Revenue Bonds (Palisades Park Apartments Project) Series 1998	$7,475,352	088379NMO
Rose Cove	$6,705,000 Utah Housing Finance Corporation Multifamilty Housing Revenue Refunding Bonds (Rose Cove Senior Apartments Project) Series 2004	$6,595,102	917434AZ5

UR2

Name	Issuer and Bonds	Principal Amount	CUSIP No.
Ashton Arbors	$8,600,000 Housing Authority of Cobb County Multifamily Housing Revenue Bond (Ashton Arbors Apartments Project) Series 2004	$8,600,000	190901CK2
Ashton Grove	$9,400,000 Housing Authority of the County of Dekalb, Georgia Multifamily Housing Revenue bonds (Ashton Grove Apartments Project) Series 2005	$9,132,650	240471MK5
Breckenridge	$12,300,000 Housing Authority of Clayton County, Georgia Multifamily Housing Revenue Bonds (Breckenridge Apartments Project) Series 2004	$12,300,000	184160KN8
Cedar Park Ranch A-1	$9,200,000 Capital Area Housing Finance Corporation Multifamily Housing Revenue Bonds (Cedar Park Ranch Apartments Project) Series 2003 A-1	$9,070,348	139726BC6
Cedar Park Ranch A-2	$1,150,000 Capital Area Housing Finance Corporation Multifamily Housing Revenue Bonds (Cedar Park Ranch Apartments Project) Series 2003 A-2	$1,133,793	139726BD4
Desert Eagle A-2	$2,520,000 The Industrial Development Authority of the County of Maricopa Multifamily Housing Revenue Bonds (Desert Eagle Estates Project) Series 2003 A-2	$2,520,000	566823SS0
Evergreen at Plano Parkway	$14,750,000 Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bond (Evergreen at Plano Parkway) Series 2004	$14,615,764	88275BKX5

2-2

Green Cay	$12,070,000 Housing Finance Authority of Palm Beach County, Florida Multifamily Housing Revenue Bonds (Green Cay Village Apartments Projects) Series 2006	$10,788,612	696513AA8
Lakes at San Marcos	$16,800,000 Housing Finance Authority of Leon County, Florida Multifamily Housing Revenue Bonds (Lakes at San Marcos Apartments) Series 2005	$16,800,000	52643TAB6
Leeward	$10,208,936 City of Los Angeles Multifamily Housing Revenue Bond (Leeward Preservation Apartment Project) Series 2005C	$9,788,982	544582VA4
Lexington	$10,315,226 City of Los Angeles Multifamily Housing Revenue Bonds (Lexington Preservation Apartment Projects) Series 2005D	$9,880,863	544582VB2
Mammoth Lakes (2004)	$5,500,000 Town of Mammoth Lakes Multifamily Housing Revenue bonds (Mammoth Lakes Family Apartments), Series 2004A	$2,495,311	56155PAA7
Park Place at Loyola	$15,000,000 Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Park Place at Loyola) Series 2007	$15,000,000	88275ABB5
Penn Valley FF-2	$472,000 California Statewide Communities Development Authority Multifamily Housing Revenue Bonds (Penn Valley Apartments Project) Series 2001 FF-2	$472,000	13077VK27
Planter's Retreat	$11,850,000 South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Planters Retreat Apartments Project) Series A	$10,880,299	83712EEP5
Primrose at Pasadena	$12,180,000 The Southeast Texas Housing Finance Corporation Multifamily Housing Revenue Bonds (Primrose at Pasadena) Series 2004	$11,280,250	841514DE9
Villas at Costa Cadiz	$8,200,000 San Antonio Housing Finance Corporation Multifamily Housing Revenue Bond (The Villas at Costa Cadiz Project) Series 2004	$8,100,035	796265FV3
Walnut Grove	$4,900,000 California Statewide Communities Development Authority Multifamily Housing Revenue Bonds (Walnut Grove Apartments) Series 2003 R	$1,375,030	13077V3D2
Wenmont	$6,210,000 South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Wenmont Apartments Project) Series 2005	$6,130,097	83712EEQ3
Westchase Park	$14,400,000 Housing Authority of Fulton County, Georgia Multifamily Housing Revenue Bonds (Westchase Park Apartments Project) Series 2004	$14,270,747	360055EL7

2-3

Woodland Village G-1	$6,528,000 Kansas Development Finance Authority Multifamily Housing Revenue Bond Series 2003 G-1 (Woodland Village Apartments Project)	$6,089,137	48542PDN5
Woodland Village G-2	$1,632,000 Kansas Development Finance Authority Multifamily Housing Revenue Bond Series 2003 G-2 (Woodland Village Apartments Project)	$1,632,000	48542PDP0

UR3

Name	Issuer and Bonds	Principal Amount	CUSIP No.
R Street	$12,400,000 District Of Columbia Housing Finance Agency, Multifamily Housing Revenue Bonds (R Street Apartments Project) Series 2007	$12,300,000	254768QQ0

UR4

Name	Issuer and Bonds	Principal Amount	CUSIP No.
Villas at Shaver	$15,000,000 The Southeast Texas Housing Finance Corporation Multifamily Housing Revenue Bonds (Villas at Shaver) Series 2007	$15,000,000	841514DU3

Dated: February 1, 2009.

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